Exhibit 99.1

EXCERPTS FROM PRELIMINARY OFFERING MEMORANDUM,
DATED NOVEMBER 12, 2013

IAC/InterActiveCorp
Other financial data

	Nine months ended September 30,		Years ended December 31,
	2013	2012	2012	2011	2010
	(Dollars in thousands)
Adjusted EBITDA(1)	$448,226	$359,080	$497,445	$365,126	$253,476

(1)
While Adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily compatible to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted EBITDA should not be considered as a substitute for, nor superior to, GAAP measures. We present a reconciliation of Adjusted EBITDA to operating income below.

	Nine months ended September 30,		Years ended December 31,
	2013	2012	2012	2011	2010
	(In thousands)
Adjusted EBITDA	$448,226	$359,080	$497,445	$365,126	$253,476
Less: Non-cash compensation expense	(38,848)	(65,258)	(85,625)	(88,588)	(84,280)
Less: Depreciation	(44,541)	(37,490)	(52,481)	(56,719)	(63,897)
Less: Amortization and impairment of intangibles	(45,247)	(18,058)	(35,771)	(22,057)	(27,472)
Less: Acquisition-related contingent consideration fair value adjustment	(6,339)	—	—	—	—
Less: Goodwill impairment	—	—	—	—	(28,032)
Operating income	$313,251	$238,274	$323,568	$197,762	$ 49,795